UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2017 (November 3, 2017)

SITO MOBILE, LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-37535	13-4122844
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Newport Corporate Center, 100 Town Square Place, Suite 204, Jersey City, NJ	07310
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (201) 275-0555

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.04	Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On November 3 2017, a complaint was filed against SITO Mobile, Ltd., (the “Company”) in the Supreme Court of the State of New York (the “Complaint”) by TAR SITO Lendco LLC (“TAR”), an entity that is owned and controlled by Julian Singer, the son of Karen Singer, formerly a substantial stockholder of the Company, and her husband, Gary A. Singer.

TAR is the “Revenue Participant” and “Collateral Agent” under that certain Revenue Sharing and Note Purchase Agreement dated October 3, 2014, as amended (the “Agreement”), by and among the Company, SITO Mobile Solutions, Inc., SITO Mobile R&D IP, LLC, each of which is a wholly-owned subsidiary of the Company, Fortress Credit Co. LLC, and CF DB EZ LLC. Neither Fortress Credit Co. LLC nor CF DB EZ LLC is named in the Complaint or a party to this proceeding.

The Agreement requires the Company, among other things, to (i) undertake its best efforts to diligently pursue the monetization of certain of its patents that are currently not a part of its core business activities (the “Patents”), (ii) provide regular updates to TAR and its advisors and (iii) consult with TAR and its advisors, on request, as to such activities. Under the Agreement, TAR has the right to receive a portion of revenues, if any, resulting from the monetization of the Patents, in the aggregate amount of (x) up to $5,000,000, if paid in full prior to March 31, 2018, and (y) otherwise, up to $7,500,000. Further, upon an acceleration of the Company’s obligations under the Agreement following the occurrence of an actual (and not merely alleged) event of default under the Agreement, the Company would be obligated to pay the foregoing amounts without regard to the existence of revenues related to the Company’s monetization of the Patents.

The Complaint alleges, we believe without merit, that the Company has breached its obligations to undertake best efforts to diligently pursue the monetization of the Patents and to provide timely information with respect to the Company’s intellectual property to the Revenue Participant, in addition to other alleged minor technical and curable defaults. However, the Company’s obligation to pay any amounts to TAR under the Agreement is entirely dependent on the generation by the Company of revenues from the monetization of the Patents, and the Company has not generated substantial revenues from these Patents to date. Notwithstanding the Complaint, the Company believes that it has diligently undertaken its best efforts to monetize the Patents (which efforts have been described in detail to TAR in writing), and that it has fully complied with all of the covenants under the Agreement and is not otherwise in default under the Agreement.

We also note that Gary Singer, the father of Julian Singer, who purports to own and control TAR, has been permanently enjoined by the US Securities and Exchange Commission from (i) violating Section 10(b) of the Securities Exchange Act of 1934, as amended and Rules 10b-5, 13b2-1 and 13b2-2 (ii) aiding and abetting violations of, Section 204 of the Investment Advisers Act of 1940 and (iii) acting as an officer or director of a public company.

The Company believes that the allegations by TAR in the Complaint are without merit, and it will vigorously defend against this lawsuit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SITO MOBILE, LTD.
(Registrant)

Date: November 9, 2017	/s/ Thomas J. Pallack
Name: Thomas J. Pallack
Title: Chief Executive Officer